UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2013

_________________

NTN Buzztime, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2231 Rutherford Road, Suite 200, Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (760) 476-3543

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01            Entry Into a Material Definitive Agreement.

On November 12, 2013, we entered into a securities purchase agreement with unaffiliated accredited investors pursuant to which we issued units (consisting of shares of common stock and warrants to purchase shares of common stock) at a purchase price of $0.40 per unit, resulting in aggregate gross proceeds of $2.4 million, which we will use for general corporate and working capital purposes. In the aggregate, we issued 6,000,000 shares of our common stock and warrants to purchase 3,600,000 shares of our common stock. The warrants have an exercise price of $0.40 per share and are exercisable beginning on May 11, 2014 and expire on November 11, 2018.

In connection with the private placement, we also entered into a registration rights agreement with the investors pursuant to which we agreed to file a registration statement with the SEC to register for resale by the investors the shares of common stock, and the shares of common stock issuable upon exercise of the warrants, sold to the investors in the private placement. The registration rights agreement contains a liquidated damages provision in the event that, among other things: (a) we fail to file the initial registration statement by November 22, 2013; (b) we fail to file a pre-effective amendment and otherwise respond to SEC comments in respect of the registration statement within 20 business days after the receipt of SEC comments; (c) a registration statement registering for resale all of the registrable shares is not declared effective by 60 days after November 22, 2013; or (d) we fail to maintain the registration statement effective for more than 15 consecutive calendar days or more than an aggregate of 30 calendar days during any 12-month period. In addition to other rights that the investors may have, in the event of any such breach, and on each monthly anniversary of each such breach if not cured, we must pay to each investor, as partial liquidated damages and not as a penalty, 1.0% of the aggregate purchase price paid by such investor pursuant to the securities purchase agreement, up to a maximum aggregate amount equal to 10% of the aggregate purchase price paid by such investor.

The summary of the securities purchase agreement, the warrants and the registration rights agreement is qualified in its entirety by reference to the securities purchase agreement, the form of warrant and the registration rights agreement, each of which is filed as an exhibit to this report and incorporated herein by this reference. The securities purchase agreement, the form of warrant and the registration rights agreement have been included to provide investors and stockholders with information regarding their respective terms. Those agreements are not intended to provide any other factual information about our company. The representations, warranties and covenants contained in those agreements were made only for purposes of those agreements and as of specific dates, were solely for the benefit of the parties to those agreements, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors generally. Investors are not third-party beneficiaries under any of the agreements and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of our company or our subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 3.02            Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02. Each of the investors in the private placement were accredited investors (as defined in Rule 501 of the Securities Act).  The securities issued in the private placement were issued under Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D under the Securities Act.  The offering was not conducted in connection with a public offering and neither the company nor any person acting on its behalf offered or sold the securities by any form of general solicitation or general advertising.

Item 9.01.            Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Descriptions

4.1	Form of warrant issued on November 12, 2013
10.1	Securities Purchase Agreement dated November 12, 2013, by and among the registrant and the purchasers identified therein
10.2	Registration Rights agreement dated November 12, 2013, by and among the registrant and the purchasers identified therein.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

Dated: November 13, 2013	NTN Buzztime, Inc.
By:	/s/ Kendra Berger
Kendra Berger Chief Financial Officer